14(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 26, 2008, relating to the financial statements and financial highlights which appears in the September 30, 2008 Annual Report to Shareholders of GAMCO Westwood Funds, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
New York, New York
January 21, 2009